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                       FORBEARANCE AGREEMENT AND AMENDMENT


     This FORBEARANCE AGREEMENT AND AMENDMENT (this "Agreement"), dated as of January 5, 1996, is by and among RYMER MEAT INC., an Illinois corporation ("RMI"), RYMER INTERNATIONAL SEAFOOD INC., an Illinois corporation ("RISI"), RYMER FOODS INC., a Delaware corporation ("RFI") and LASALLE NATIONAL BANK, a national banking association ("LASALLE"). RMI and RISI are sometimes hereinafter collectively referred to as "BORROWERS" and individually, each as a "BORROWER").


                                 R E C I T A L S

     A. RISI, RMI, RFI (as guarantor) and LaSalle entered into that certain Loan And Security Agreement dated as of April 7, 1995 (as amended prior to the date hereof, the "Loan Agreement"), pursuant to which Lenders agreed, among other things, to make revolving loans and other financial accommodations to Borrowers.

     B. Those specified Events of Default listed on Exhibit A annexed hereto (collectively, the "Forbearance Events of Default") have occurred and are continuing under the Loan Documents and LaSalle is entitled to exercise its rights and remedies under the Loan Instruments and applicable law.

     C. Each Borrower and RFI has requested that LaSalle: (i) temporarily forbear from exercising its remedies under the Loan Documents and applicable law with respect to the Forbearance Events of Default; and (ii) agree to amend the Loan Agreement as provided herein.

     D. RFI has announced publicly that the next scheduled payment due on the Senior Notes (as defined in the Loan Agreement) will be paid in kind and not in cash.

     E. LaSalle, as Agent and Lender, is willing to agree to such requests, but only subject to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the recitals set forth above, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all parties hereto, and subject to the terms and conditions hereof, Borrower and LaSalle agree as follows:

     1. INCORPORATION OF RECITALS. The Recitals set forth above are incorporated herein, are acknowledged by each Borrower and RFI to be true and correct and are made a part hereof.

     2. DEFINITIONS. All capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement, as amended by this Agreement.

     3.   INDUCEMENT.  To induce LaSalle to enter into this Agreement:

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          (a)  COMPLIANCE WITH LOAN DOCUMENTS.  Each Borrower represents and warrants that on the date hereof after giving effect to this Agreement and other than the Forbearance Events of Default, it is in compliance with all of the terms and provisions set forth in the Loan Agreement and no Event of Default and no event which, upon notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing.

          (b) REPRESENTATIONS AND WARRANTIES. Each Borrower represents and warrants that: (i) on the date hereof, the representations and warranties set forth in the Loan Agreement are true and correct, with the same effect as though such representations and warranties had been made on the date hereof, except to the extent that such representations and warranties are limited by their terms to an earlier date; and (ii) except for the Forbearance Events of Default, Borrower is in compliance with all of the terms and provisions of the Loan Agreement and no other Event of Default has occurred and is continuing.

          (c) AUTHORITY. Each Borrower and RFI represents and warrants that it has full power and authority to enter into this Agreement, and has full power and authority to incur and perform the obligations provided for under this Agreement, all of which have been duly authorized by all proper and necessary action, and that no consent or approval of any of Borrowers' or RFI's directors, shareholders, creditors or of any public authority or regulatory body is required as a condition to the validity or enforceability of this Agreement.

          (d) AGREEMENT AS BINDING AGREEMENT. Each Borrower and RFI represents and warrants that this Agreement constitutes the valid and legally binding obligation of it, fully enforceable against it in accordance with this Agreement's terms.

          (e) NO CONFLICTING AGREEMENTS. Each Borrower and RFI represents and warrants that the execution and performance by it of this Agreement will not: (i) violate any provision of law, any order of any court or other agency of government, or the articles of incorporation or bylaws of it;
     (ii) violate any indenture (including, without limitation, the Senior Note Indenture), contract, agreement or other instrument to which it is a party, or by which any of its property is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, contract, agreement or other instrument; or
     (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of its respective property or assets, other than in favor of LaSalle.

     4. FORBEARANCE. In accordance with the terms hereof, LaSalle agrees that, notwithstanding the Forbearance Events of Default and until the expiration of the "Forbearance Period" (as hereinafter defined), LaSalle will temporarily forbear from exercising any rights and remedies under the Loan Documents and applicable law with respect to the Forbearance Events of Default during the Forbearance Period pursuant to the terms and conditions hereof. Upon expiration of the Forbearance Period, LaSalle's agreement to forbear hereunder immediately shall be null and void and LaSalle shall be free to exercise its rights and remedies under the Loan Documents and applicable law, immediately and without further notice. As used herein,

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the term "FORBEARANCE PERIOD" means the period beginning on the date hereof and continuing until the earliest to occur of (a) January 27, 1996; (b) the date of the occurrence of any Event of Default other than the Forbearance Events of Default; (c) any date selected by LaSalle, in its sole and absolute discretion, as the date for expiry of the Forbearance Period and written notice of which date LaSalle has sent Borrowers and RFI at least one Business Day prior to such date; (d) the cash payment by or on behalf of Borrowers of any amounts to, with respect to, or for the benefit of RFI or the trustee for, or the holder of, any notes or other indebtedness issued, evidenced or incurred pursuant to the Senior
Note Indenture (or any substitution or refinancing thereof).

     5. NO WAIVER OF FORBEARANCE EVENTS OF DEFAULT. Nothing in this Agreement shall be deemed to waive the Forbearance Events of Default, or, except as expressly provided herein, limit or impair LaSalle's rights or remedies under the Loan Agreement, the other Loan Documents, or applicable law, all of which are hereby expressly reserved.

     6.   CERTAIN AFFIRMATIONS BY BORROWERS AND RFI.   Each Borrower and RFI
hereby agrees and acknowledges that LaSalle has performed all obligations and duties owed to Borrowers and RFI, if any, as of the date hereof.

     7. AMENDMENT OF THE LOAN AGREEMENT. The Loan Agreement is hereby amended as set forth below:


          7.1 The definition of "BORROWING BASE" set forth in Section 1.1 of the Loan Agreement is amended by deleting provision (b)(ii) thereof in its entirety and inserting the following in lieu thereof:


                    "(ii) an amount equal to the lesser of (x) Twenty Million Dollars ($20,000,000) or (y) an amount equal to the sum of
                    (I) the Raw Materials Advance Percentage of that portion of Eligible Inventory constituting raw materials, PLUS (II) the Finished Goods Advance Percentage of that portion of Eligible Inventory constituting finished goods, plus (III) the Commercial Letter of Credit Advance Percentage of the face amount of Commercial Letters of Credit; MINUS (subtract from the lesser of clauses (a) and (b) above)"


          7.2 Section 1.1 of the Loan Agreement is amended by inserting the following new definitions in the appropriate alphabetical order:

                    "COMMERCIAL LETTER OF CREDIT ADVANCE PERCENTAGE - With respect to Commercial Letters of Credit issued for the benefit of RISI, sixty-five percent (65%) or such other percentage as Agent, in the reasonable exercise of its discretion, deems appropriate. With respect to Commercial Letters of Credit issued for the benefit of RMI, the following percentages for the respective periods, or such

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                    other percentage as Agent, in the reasonable exercise of its discretion, deems appropriate: (i) sixty-five percent (65%) for the period through and including December 31, 1995; (ii) sixty-four percent (64%) for the period commencing January
                    1, 1996 through and including January 31, 1996; (iii) sixty-three percent (63%) for the period commencing February 1, 1996 through and including February 29, 1996; (iv) sixty-two percent (62%) for the period commencing March 1, 1996 through and including March 31, 1996; (v) sixty-one percent (61%) for the period commencing April 1, 1996 through and including April 30, 1996; and (vi) sixty percent (60%) for the period commencing May 1, 1996 and thereafter."

                    "DOMINION ACCOUNT - an account or accounts of Borrower established or to be established at Agent for the benefit of Agent and the ratable benefit of Lenders pursuant to this Agreement at LaSalle National Bank, and over which, Agent for its benefit and the ratable benefit of Lenders, shall have sole and exclusive dominion, access and control for withdrawal purposes."

                    "FINISHED GOODS ADVANCE PERCENTAGE - With respect to Eligible Inventory comprising finished goods owned by RISI, sixty-five percent (65%) or such other percentage as Agent, in the reasonable exercise of its discretion, deems appropriate. With respect to Eligible Inventory comprising finished goods owned by RMI, the following percentages for the respective periods, or such other percentage as Agent, in the reasonable exercise of its discretion, deems appropriate: (i) sixty-five percent (65%) for the period through and including December 31, 1995; (ii) sixty-four percent (64%) for the period commencing January 1, 1996 through and including January 31, 1996; (iii) sixty-three percent (63%) for the period commencing February 1, 1996 through and including February 29, 1996; (iv) sixty-two percent (62%) for the period commencing March 1, 1996 through and including March 31, 1996; (v) sixty-one percent (61%) for the period commencing April 1, 1996 through and including April 30, 1996; and (vi) sixty percent (60%) for the period commencing May 1, 1996 and thereafter."

                    "RAW MATERIALS ADVANCE PERCENTAGE - With respect to Eligible Inventory comprising raw materials owned by RISI, sixty percent (60%) or such other percentage as Agent, in the reasonable exercise of its discretion, deems appropriate. With respect to Eligible Inventory comprising finished goods owned by RMI, the following percentages for the respective periods, or such other percentage as Agent, in the reasonable exercise of its discretion, deems appropriate:
                    (i) sixty percent (60%) for the period through

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                    and including December 31, 1995; (ii) fifty-nine percent
                    (59%) for the period commencing January 1, 1996 through and including January 31, 1996; (iii) fifty-eight percent (58%) for the period commencing February 1, 1996 through and including February 29, 1996; (iv) fifty-seven percent (57%) for the period commencing March 1, 1996 through and including March 31, 1996; (v) fifty-six percent (56%) for the period commencing April 1, 1996 through and including April 30, 1996; and (vi) fifty-five percent (55%) for the period commencing May 1, 1996 and thereafter."

          7.3 Section 5.4(A) of the Loan Agreement is amended by deleting the same in its entirety and substituting therefor the following:

                         "(A)  To expedite collection, Borrowers shall endeavor
                    in the first instance to make collections of its Accounts for Agent. All remittances received by any Borrower on account of Accounts shall be: (i) held to the extent of the Obligations as Agent's property (for its benefit and the ratable benefit of Lenders) by such Borrower as trustee of an express trust for Agent's benefit; and (ii) each Borrower shall immediately deposit all such remittances, whether then held by such Borrower or received thereafter, in the Dominion Account. Agent retains the right at all times, after the occurrence and during the continuation of an Event of Default, to notify Account Debtors that Accounts have been assigned to Agent and to collect Accounts directly in its own name and to charge the collection costs and expenses, including reasonable attorneys' fees, to Borrowers. For all purposes of computing interest hereunder, all items of payment received by Agent shall be deemed applied by Agent on account of Obligations (subject to final payment of such items) on the second Business Day after receipt by Agent of such items in immediately available funds."

          7.4 Section 9.1(K) of the Loan Agreement is amended by adding to the end thereof the following:

                    "In addition, Borrowers shall give Agent and Lenders written notice within one (1) Business Day of any filing or recording of a trust, Lien or other interest of any Person in any property of Borrowers pursuant to Title 7 of the United States Code or pursuant to any other federal or municipal statute, code or regulation."

          7.5 From and after the effective date hereof: (i) all references in the Loan Agreement and the other Loan Documents to the Loan Agreement shall be deemed to refer to the Loan Agreement, as amended hereby; and (ii) all references in the Loan Documents to a term defined in the Loan Agreement shall be deemed to refer to such defined term, as amended hereby.

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     8.   EVENT OF DEFAULT.  Borrower hereby acknowledges and agrees that a breach by Borrower of any term, provision, covenant or condition herein set forth or herein required of Borrower to be kept or performed, shall constitute an Event of Default under the Loan Documents.

     9. COUNTERCLAIMS AND RELEASE. Each Borrower and RFI hereby represents and warrants to, and covenants with, LaSalle that as of the date hereof: (a) it has no actions, defenses, offsets or counterclaims of any kind or nature whatsoever against LaSalle with respect to the Loan Agreement or any of the Loan Documents, any amount owed to LaSalle or the performance or observance by LaSalle of any warranty or covenant contained therein or any action previously taken or not taken by LaSalle with respect thereto or with respect to any security interest, encumbrance, lien or collateral in connection therewith to secure the liabilities of Borrowers or RFI; and (b) LaSalle has fully performed all obligations to Borrowers and RFI, if any, which it may have had or have on and of the date hereof. Without limiting the generality of the foregoing, each Borrower and RFI: (a) on its own behalf and on behalf of its representatives, agents, employees, servants, officers, and directors, (b) to the extent such claims could be made by the following parties claiming through such Borrower or RFI and to the fullest extent permitted by applicable law, on behalf of partners and shareholders and subsidiary, affiliated and related companies, and (c) on behalf of successors and assigns (together, the "BORROWING GROUP") waives, releases and forever discharges LaSalle, each Lender and its respective officers, directors, subsidiary, affiliated and related companies, agents, servants, employees, shareholders, representatives, successors, assigns, attorneys, accountants, assets and properties, as the case may be (the "LENDER GROUP") from and against all manner of actions, cause and causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, obligations, liabilities, costs, expenses, losses, damages, judgments, executions, claims and demands, of whatsoever kind or nature, in law or in equity, whether known or unknown, whether or not concealed or hidden, arising out of or relating to any matter, cause or thing whatsoever, that any of the Borrowing Group, whether individually and/or jointly or severally, may have had, or now have or that may subsequently accrue against the Lender Group by reason of any matter or thing whatsoever through the date hereof arising out of or in any way connected to, directly, or indirectly, the Loan Agreement, this Agreement and/or any of the other Loan Documents. Each Borrower and RFI hereby acknowledges and agrees that LaSalle is specifically relying upon the representations, warranties, covenants and agreements contained herein and that such representations, warranties, covenants and agreements constitute a material inducement to enter into this Agreement.

     10. COSTS. Each Borrower, jointly and severally, shall pay or cause to be paid to LaSalle all fees and expenses of LaSalle relating to this Agreement and the transactions contemplated herein, including, without limitation, fees and expenses of LaSalle's counsel (the "COSTS").

     11. NO CUSTOM; SECTION HEADINGS. This Agreement shall not establish a custom or course of dealing, or waive, limit or condition the rights, defenses and remedies of LaSalle under the Loan Agreement or the other Loan Documents, all of which rights, defenses and remedies are expressly reserved. The section headings and captions herein are for convenience of reference only and shall not be deemed to limit, impair or affect the interpretation and construction of the terms hereof.

     12. REPRESENTATION BY COUNSEL. Each Borrower and RFI hereby represents and warrants to LaSalle that throughout the negotiations, preparation and execution of this Agreement and the closing hereunder, it has been represented by competent legal counsel of its own choosing and that this Agreement was entered into by its free will and pursuant to arm's-length negotiations.

     13. SEVERABILITY. If any provision of this Agreement or the application thereof to any party or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision or provisions to the other parties and circumstances will not be affected thereby, the provisions of this Agreement being severable in any such instance.

     14. FULL FORCE AND EFFECT. Except as may be expressly set forth herein to the contrary, the Loan Documents remain unmodified and all other terms and conditions of the Loan Documents remain in full force and effect. Each Borrower and RFI hereby reaffirms its respective obligations to fulfill and comply with each of its covenants, duties and obligations under the Loan Agreement, the Guaranty Agreement and each of the other Loan Documents, all in accordance with the terms thereof.

     15. COUNTERPARTS. This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which shall be deemed to constitute one agreement.

     16. MERGER; MODIFICATION. This Agreement embodies the entire agreement between the parties hereto with respect to the matters addressed herein and supersedes all prior oral and written and all contemporaneous oral communications with respect to such matters. This Agreement shall not be modified or amended or extended except in a writing signed by the parties hereto.

     17. DELIVERIES BY BORROWER/FURTHER ASSURANCES. Each Borrower and RFI shall deliver the following to LaSalle, each in form and substance satisfactory to LaSalle: (i) certified copies of resolutions adopted by its respective board of directors authorizing the execution and delivery of this Agreement; and (ii) such other instruments, documents, certificates, consents, waivers and opinions as LaSalle reasonably may request.

     18. CHOICE OF LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS AND DECISIONS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO ANY CONFLICT OF LAW PROVISIONS. FOR PURPOSES OF THIS SECTION 18, THIS AGREEMENT SHALL BE DEEMED TO BE PERFORMED AND MADE IN THE STATE OF ILLINOIS.

     19. WAIVERS BY BORROWERS AND RFI. EACH BORROWER AND RFI HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT.

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     IN WITNESS WHEREOF, this Agreement has been executed and delivered by each of the parties hereto by a duly authorized officer of each such party on the date first set forth above.

                              RYMER MEAT INC.

                              /s/ Edward M. Herbert
                              ------------------------------------
                                By:    Edward M. Herbert
                                      ----------------------------
                                Title: Sr. Vice President Finance
                                      ----------------------------

                              RYMER INTERNATIONAL SEA FOOD INC.

                              /s/ Edward M. Herbert
                              ------------------------------------
                                By:    Edward M. Herbert
                                      ----------------------------
                                Title: Sr. Vice President Finance
                                      ----------------------------


                              RYMER FOODS INC. (GUARANTOR)

                              /s/ Edward M. Herbert
                              ------------------------------------
                                By:    Edward M. Herbert
                                      ----------------------------
                                Title: Chief Financial Officer
                                      ----------------------------


                              LASALLE NATIONAL BANK (AS AGENT AND
                              LENDER)

                              /s/ Douglas C. Colletti
                              ------------------------------------
                                By:    Douglas C. Colletti
                                      ----------------------------
                                Title: First Vice President
                                      ----------------------------

                                       -8-

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                                    EXHIBIT A

                          Forbearance Events of Default

As of, and with respect to the period ending, October 28, 1995, Borrowers were not in compliance with the Loan Agreement solely to the extent set forth below:


     Borrowers are in default of Sections 9.3(A), 9.3(B), 9.3(C), 9.3(D) and 9.3(E) of the Loan Agreement.